Securities and Exchange Commission

                     Washington, DC  20549

                             Form 8-K

                         Current Report

             Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act 1934


               Date of Report September 17, 1998
               (Date of earliest event reported)



                    CalEnergy Company, Inc.
     (Exact name of registrant as specified in its charter)



    Delaware                     1-9874                94-2213782
(State of other          (Commission File              (IRS Employer
 jurisdiction of           Number)                      Identification No.)
 incorporation)



 302 South 36th Street, Suite 400, Omaha, NE         68131
(Address of principal executive offices)            Zip Code




Registrant's Telephone Number, including area code:    (402) 341-4500




                              N/A
 (Former name or former address, if changed since last report)
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Item 5.  Other Events

     On September 17, 1998, the Registrant announced that it has arranged for the sale of $1.4 billion aggregate principal amount of its Senior Notes and Bonds. The Senior Notes and Bonds are subject to optional redemption at any time at par plus payment of a make-whole premium.

     Certain information included in this report contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995 ("Reform Act"). Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause the actual results and performance of the Registrant to differ materially from any expected future results or performance, expressed or implied, by the forward-looking statements. In connection with the safe harbor provisions of the Reform Act, the Registrant has identified important factors that could cause actual results to differ materially from such expectations, including development uncertainty, operating uncertainty, acquisition uncertainty, uncertainties relating to doing business outside of the United States, uncertainties relating to geothermal resources, uncertainties relating to domestic and international (and in particular, Indonesian) economic and political conditions and uncertainties regarding the impact of regulations, changes in government policy, industry deregulation and competition.
Reference is made to all of the Registrant's SEC Filings, including the Registrant's Report on Form 8-K dated March 6, 1998, incorporated herein by reference, for a description of such factors. The Company assumes no responsibility to update forward-looking information contained herein.


Item 7.  Financial Statements and Exhibits

Exhibit 1 - Press Release dated September 17, 1998

                           SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CalEnergy Company, Inc.




                                    By: \s\ Douglas L. Anderson
                                        Douglas L. Anderson
                                        Assistant Secretary and
                                        Assistant General Counsel




Dated: September 17, 1998

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EXHIBIT 1

FOR IMMEDIATE RELEASE

Craig M. Hammett - Senior Vice President, Chief Financial Officer 402-341-4500
Craig S. Allen - Manager, Investor Relations         402-341-4500
Patti J. McAtee - Director, Corporate Communications 402-341-4500
Kate Inverarity - Brunswick                          212-333-3810

  CalEnergy Announces $1.4 Billion Senior Note and Bond Offering

     OMAHA, NEBRASKA, September 17, 1998 -- CalEnergy Company, Inc. ("CalEnergy" or the "Company") (NYSE: CE; PCX and LSE) announced today that it has arranged for the sale of $1.4 billion aggregate principal amount of its Senior Notes and Bonds having the following interest rates, principal amounts and maturities: $215 million of its 6.96% Senior Notes due 2003, $260 million of its 7.23% Senior Notes due 2005, $450 million of its 7.52% Senior Notes due 2008 and $475 million of its 8.48% Senior Bonds due 2028. The Senior Notes and Bonds are subject to optional redemption at any time at par plus payment of a make-whole premium.

     Approximately $830 million in net proceeds of the Senior Note and Bond Offering, together with approximately $600 million in net proceeds from an expected equity offering later this year and approximately $740 million in net proceeds from an expected non-recourse financing later this year are expected to be used to fund the proposed MidAmerican merger. Approximately $543 million of the net proceeds of the Senior Note and Bond Offering is expected to be used to refinance the Company's outstanding 10 1/4 % Senior Discount Notes, which become callable on January 15, 1999.

     Credit Suisse First Boston Corporation, Lehman Brothers Inc. and Goldman, Sachs & Co. are managers of the Senior Note and Bond Offering.

     A prospectus relating to these securities may be obtained from Credit Suisse First Boston,
11 Madison Avenue, New York, New York  10010-3629, (212) 325-2000.

      This release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities law of any such state.

     CalEnergy is a global energy company that manages and owns interests in over 5,000 net megawatts of power generation facilities in operation, construction and development worldwide. The Company develops and produces energy from diversified fuel sources including geothermal, natural gas and hydroelectric. Through its subsidiary Northern Electric, CalEnergy supplies and distributes electricity and gas to 2.0 million customers in the United Kingdom. CalEnergy conducts business in the U.S., U.K., the Philippines, Indonesia, Poland and Australia, and employs more than 4,200 people worldwide. For the year ended December 31, 1997, CalEnergy generated revenues of over $2.2 billion and had assets of approximately $7.5 billion.

                         www.calenergy.com

                               # # #

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